UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 13, 2013 (December 10, 2013)

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Contango Oil & Gas Company (the “Company”) held its annual meeting of stockholders on December 10, 2013.  At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, and (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the six-month transition period from July 1, 2013 through December 31, 2013.  The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated October 29, 2013.

Proposal 1 – Election of Directors

Each director was elected as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Joseph J. Romano	13,292,625	880,395	6,418	3,413,982
Allan D. Keel	13,764,729	408,283	6,426	3,413,982
B.A. Berilgen	12,933,750	1,220,007	25,681	3,413,982
B. James Ford	13,945,824	207,988	25,626	3,413,982
Brad Juneau	12,481,961	1,691,059	6,418	3,413,982
Lon McCain	13,911,947	241,865	25,626	3,413,982
Charles M. Reimer	13,921,472	232,348	25,618	3,413,982
Steven L. Schoonover	13,819,934	333,965	25,539	3,413,982

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,223,927	362,965	6,528	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: December 13, 2013	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer